Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Assistant Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES EARLY RESULTS OF AND RECEIPT OF CONSENTS IN THE PREVIOUSLY ANNOUNCED TENDER OFFER AND CONSENT SOLICITATION BY ITS SUBSIDIARY, RSI HOME PRODUCTS, INC., FOR RSI’S 6½% SENIOR SECURED SECOND LIEN NOTES DUE 2023

WINCHESTER, VA, February 9, 2018 - American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark”) today announced the early results of the previously announced offer to purchase (the “Tender Offer”) by its wholly-owned subsidiary, RSI Home Products, Inc. (“RSI”), for up to $460,000,000 in aggregate principal amount (the “Tender Cap”) of RSI’s 6½% Senior Secured Second Lien Notes due 2023 (CUSIP Nos. 74977X AB7 and U7501X AB9) (the “RSI Notes”), and the receipt of consents in the related solicitation of consents (the “Consent Solicitation”) from the holders of the RSI Notes (the “Holders”) to amend the indenture governing the RSI Notes (the “RSI Indenture”) to eliminate most of the restrictive covenants and certain events of default [and certain covenants and other provisions relating to the security for the RSI Notes] and to reduce the notice period required in connection with a redemption of the RSI Notes (the “Proposed Amendments”) [and to release all of the collateral securing the RSI Notes]. The Tender Offer and the Consent Solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated January 29, 2018 (the “Statement”), and a related Letter of Transmittal and Consent (the “Letter of Transmittal” and together with the Statement, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offer and the Consent Solicitation.

The withdrawal time for tendered RSI Notes and the related consents has passed, and, as a result, tenders of RSI Notes may no longer be withdrawn, or consents revoked, except as may be required by law. As of 5:00 p.m., New York City time, today, February 9, 2018 (the “Consent Date”), based on information provided by D.F. King & Co., Inc., $449,118,000 in aggregate principal amount of the Notes had been validly tendered, and the related consents delivered, and not validly withdrawn or revoked, representing 78.11% of the aggregate principal amount of the outstanding Notes. As a result, the requisite consents to amend the RSI Indenture have been obtained, and RSI, the guarantors of the RSI Notes and Wells Fargo Bank, National Association, as trustee, have executed a supplemental indenture to the RSI Indenture giving effect to the Proposed Amendments. By its terms, the supplemental indenture was effective upon execution by the parties, but the amendments contained in the supplemental indenture will not become operative until payment of the aggregate consideration due and payable on RSI Notes accepted for purchase pursuant to the Tender Offer has been made on the earlier to occur of (i) the Initial Payment Date and (ii) the Final Payment Date (each as defined below), provided that at least $383,352,500 in aggregate principal amount of RSI Notes are accepted for purchase.

Subject to the satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation, promptly following the Consent Date, RSI expects, but is under no obligation, to accept for purchase all RSI Notes validly tendered on or prior to the Consent Date and not validly withdrawn (the date of such acceptance, the “Initial Acceptance Date”). If such RSI Notes are accepted for purchase on the Initial Acceptance Date, payment of the Total Consideration (as defined below) for all such RSI Notes accepted for purchase on the Initial Acceptance Date is expected to occur on February 12, 2018 (the “Initial Payment Date”). Holders of all RSI Notes, up to the Tender Cap, validly tendered after the Consent Date but on or prior to the Expiration Date (as defined below) and accepted for purchase (the date of such acceptance, the “Final Acceptance Date”) will receive the Tender Offer Consideration (as defined below), but not the Consent Payment (as defined below), on the final settlement date (the “Final Payment Date” and, with the Initial Payment Date, each a “Payment Date”), which currently is expected to be February 27, 2018.

The Tender Offer is scheduled to expire at 11:59 p.m. on February 26, 2018, unless extended or earlier terminated by RSI (such time and date, as the same may be extended, the “Expiration Date”).

AMWD Announces Early Results and Receipt of Consents in Tender Offer and Consent Soliciation by its Subsidary, RSI Home Products, Inc.

February 9, 2018

Subject to the terms and conditions of the Tender Offer and the Consent Solicitation, Holders who validly tendered their RSI Notes and delivered their consents prior to the Consent Date, and did not validly withdraw their RSI Notes and revoke the related consents, are eligible to receive the total consideration of $1,052.48 per $1,000 principal amount of RSI Notes tendered (the “Total Consideration”), which includes a consent payment of $30.00 per $1,000 principal amount of RSI Notes tendered (the “Consent Payment”). Subject to the Tender Cap and the other terms and conditions of the Tender Offer and the Consent Solicitation, Holders who validly tender their RSI Notes and deliver their consents after the Consent Date but on or prior to the Expiration Date will be eligible to receive the tender offer consideration of $1,022.48 per $1,000 principal amount of RSI Notes validly tendered (the “Tender Offer Consideration”) but not the Consent Payment. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, Holders of RSI Notes accepted for purchase will receive accrued and unpaid interest from the most recent interest payment date on their RSI Notes to, but not including, the applicable Payment Date (as defined below).

The Tender Offer and the Consent Solicitation are subject to the satisfaction or waiver of a number of conditions that are set forth in the Offer Documents, including, without limitation, the condition that American Woodmark receives gross cash proceeds in an aggregate amount of approximately $600 million from certain financing transactions, including American Woodmark’s previously-announced private placement of new unsecured senior notes. If any of the conditions are not satisfied, RSI is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered RSI Notes or delivered consents and may terminate the Tender Offer and the Consent Solicitation.

The complete terms and conditions of the Tender Offer and the Consent Solicitation are set forth in the Offer Documents that have been sent to Holders.

Holders may contact the Tender Agent and Information Agent for the Tender Offer and the Consent Solicitation, D.F. King & Co, Inc., by telephone at (866) 530-8623 (toll free) or (212) 269-5550 (banks and brokers) or by email at rsihome@dfking.com to obtain copies of the Offer Documents.

Wells Fargo Securities, LLC is the Dealer Manager for the Tender Offer and the Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect).

None of American Woodmark, RSI, the Dealer Manager, the Tender Agent and Information Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and does not constitute an offer to purchase, an offer to sell, or a solicitation of an offer to purchase or sell with respect to any securities.

The Tender Offer and the Consent Solicitation are being made solely pursuant to the Offer Documents and are not being made to Holders in any jurisdiction in which the making of or acceptance of a tender offer would not be in compliance with the laws of such jurisdiction.

About American Woodmark Corporation:

American Woodmark Corporation manufactures and distributes bath, kitchen and home organization products for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and through a network of independent distributors. American Woodmark presently operates 18 manufacturing facilities and 7 service centers across the country. For more information, visit www.americanwoodmark.com.

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AMWD Announces Early Results and Receipt of Consents in Tender Offer and Consent Soliciation by its Subsidary, RSI Home Products, Inc.

February 9, 2018

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of American Woodmark and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed herein. These risks and uncertainties include, but are not limited to, those described in the Statement and in American Woodmark's filings with the Securities and Exchange Commission (“SEC”), including in its Annual Report on Form 10-K for the year ended April 30, 2017 under the heading “Risk Factors” and its most recent Quarterly Report on Form 10-Q for the period ended October 31, 2017 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward Looking Statements.” These reports, as well as the other documents filed by American Woodmark with the SEC, are available free of charge at the SEC's website at www.sec.gov. American Woodmark does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information or otherwise.

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